EXHIBIT 99.1
BRP GROUP, INC. ANNOUNCES THIRD QUARTER 2022 RESULTS
- Third Quarter 2022 Revenue Grew 91% Year-Over-Year to $259.4 Million -
- Third Quarter 2022 Organic Revenue Growth(1) of 28% -
TAMPA, FLORIDA - November 7, 2022 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), an independent insurance distribution firm delivering tailored insurance solutions, today announced its results for the third quarter ended September 30, 2022.
THIRD QUARTER 2022 HIGHLIGHTS
•Revenue increased 91% year-over-year to $259.4 million
•Pro Forma Revenue(2) grew 89% year-over-year to $260.1 million
•Organic Revenue Growth was 28% year-over-year
•“MGA of the Future” organic revenue grew 80% year-over-year
•GAAP net loss of $46.7 million and GAAP loss per fully diluted share of $0.43
•Adjusted Net Income(3) of $20.8 million, or $0.18(3) per fully diluted share
•Adjusted EBITDA(4) grew 118% to $41.9 million
•Adjusted EBITDA Margin(4) of 16%
•Pro Forma Adjusted EBITDA(5) of $41.9 million and Pro Forma Adjusted EBITDA Margin(5) of 16%

“For the third quarter, we generated exceptional results as evidenced by accelerating double-digit organic growth across our platform, which showcases the continued client demand for our innovative solutions at a time of growing uncertainty in the business and economic environment,” said Trevor Baldwin, Chief Executive Officer of BRP Group. “Our performance on the top line enabled us to more than double our adjusted EBITDA and significantly grow our adjusted net income. These results highlight the resiliency of our go-to-market approach and business model that uniquely positions us to profitably grow throughout market and economic cycles.”
LIQUIDITY AND CAPITAL RESOURCES
As of September 30, 2022, cash and cash equivalents were $158.6 million and there was $1.37 billion of long-term debt principal amount outstanding under the Company's credit facility. The Company had remaining availability for borrowing of $73.0 million under its revolving credit facility.

NINE MONTHS 2022 RESULTS
•Revenue increased 80% year-over-year to $734.7 million
•Pro Forma Revenue grew 72% year-over-year to $768.4 million
•Organic Revenue Growth of 22% year-over-year
•“MGA of the Future” revenue grew 67% year-over-year
•GAAP net income of $14.7 million and GAAP earnings per fully diluted share of $0.11
•Adjusted Net Income of $104.5 million, or $0.90 per fully diluted share
•Adjusted EBITDA grew 70% to $157.3 million
•Adjusted EBITDA Margin of 21%
•Pro Forma Adjusted EBITDA of $163.7 million and Pro Forma Adjusted EBITDA Margin of 21%
WEBCAST AND CONFERENCE CALL INFORMATION
BRP Group will host a webcast and conference call to discuss third quarter 2022 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on BRP Group’s investor relations website at ir.baldwinriskpartners.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwinriskpartners.com for one year following the call.
ABOUT BRP GROUP, INC.
BRP Group, Inc. (NASDAQ: BRP) is an independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our Clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our Clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP Group represents over 1,200,000 Clients across the United States and internationally. For more information, please visit www.baldwinriskpartners.com.
FOOTNOTES
(1)    Organic Revenue for the three and nine months ended September 30, 2021 used to calculate Organic Revenue Growth for the three and nine months ended September 30, 2022 was $135.7 million and $408.3 million, respectively, which is adjusted to reflect revenues from Partnerships that have reached the twelve-month owned mark during the three and nine months ended September 30, 2022. Organic Revenue and Organic Revenue Growth are non-GAAP measures. Reconciliation of Organic Revenue and Organic Revenue Growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Pro Forma Revenue is a non-GAAP measure. Reconciliation of Pro Forma Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

(3)    Adjusted Net Income and Adjusted Diluted EPS are non-GAAP measures. Reconciliation of Adjusted Net Income to net income (loss) attributable to BRP Group, Inc. and reconciliation of Adjusted Diluted EPS to diluted earnings (loss) per share, the most directly comparable GAAP financial measures, are set forth in the reconciliation table accompanying this release.
(4)    Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(5)    Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s Annual Report on Form 10-K for the year ended December 31, 2021, and in BRP Group’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

CONTACTS
INVESTOR RELATIONS
Bonnie Bishop, Executive Director
Baldwin Risk Partners
(813) 259-8032 | IR@baldwinriskpartners.com
PRESS
Anna R. Rozenich, Senior Director - Enterprise Communications
Baldwin Risk Partners
(630) 561-5907 | anna.rozenich@baldwinriskpartners.com

BRP GROUP, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except share and per share data)	2022	2021	2022	2021
Revenues:
Commissions and fees	$259,368	$135,556	$734,676	$408,090

Operating expenses:
Commissions, employee compensation and benefits	195,920	100,081	522,518	278,521
Other operating expenses	47,212	27,968	124,424	64,380
Amortization expense	23,180	12,596	59,912	33,875
Change in fair value of contingent consideration	21,695	11,341	(10,809)	23,163
Depreciation expense	1,216	753	3,309	1,920
Total operating expenses	289,223	152,739	699,354	401,859

Operating income (loss)	(29,855)	(17,183)	35,322	6,231

Other income (expense):
Interest expense, net	(20,766)	(6,940)	(45,748)	(18,431)
Other income (expense), net	3,914	(478)	25,151	(1,535)
Total other expense	(16,852)	(7,418)	(20,597)	(19,966)

Net income (loss)	(46,707)	(24,601)	14,725	(13,735)
Less: net income (loss) attributable to noncontrolling interests	(21,914)	(11,389)	8,007	(5,736)
Net income (loss) attributable to BRP Group, Inc.	$(24,793)	$(13,212)	$6,718	$(7,999)

Comprehensive income (loss)	$(46,707)	$(24,601)	$14,725	$(13,735)
Comprehensive income (loss) attributable to noncontrolling interests	(21,914)	(11,389)	8,007	(5,736)
Comprehensive income (loss) attributable to BRP Group, Inc.	(24,793)	(13,212)	6,718	(7,999)

Basic earnings (loss) per share	$(0.43)	$(0.28)	$0.12	$(0.18)
Diluted earnings (loss) per share	$(0.43)	$(0.28)	$0.11	$(0.18)
Weighted-average shares of Class A common stock outstanding - basic	57,282,132	46,446,254	56,430,095	45,132,217
Weighted-average shares of Class A common stock outstanding - diluted	57,282,132	46,446,254	59,895,371	45,132,217

BRP GROUP, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$158,600	$138,292
Restricted cash	92,017	89,445
Premiums, commissions and fees receivable, net	446,112	340,837
Prepaid expenses and other current assets	12,318	8,151
Due from related parties	1,844	1,668
Total current assets	710,891	578,393
Property and equipment, net	24,500	17,474
Right-of-use assets	98,049	81,646
Other assets	39,890	25,586
Intangible assets, net	1,118,129	944,467
Goodwill	1,420,929	1,228,741
Total assets	$3,412,388	$2,876,307
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$356,671	$310,045
Producer commissions payable	60,789	41,833
Accrued expenses and other current liabilities	114,198	92,223
Related party notes payable	—	61,500
Current portion of contingent earnout liabilities	41,645	35,088
Total current liabilities	573,303	540,689
Revolving line of credit	527,000	35,000
Long-term debt, less current portion	810,973	814,614
Contingent earnout liabilities, less current portion	187,969	223,501
Operating lease liabilities, less current portion	88,749	71,357
Other liabilities	330	3,590
Total liabilities	2,188,324	1,688,751
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	424	269
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 61,227,330 and 58,602,859 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	612	586
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 54,611,484 and 56,338,051 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	5	6
Additional paid-in capital	699,415	663,002
Accumulated deficit	(48,274)	(54,992)
Stockholder notes receivable	(63)	(219)
Total stockholders’ equity attributable to BRP Group, Inc.	651,695	608,383
Noncontrolling interest	571,945	578,904
Total stockholders’ equity	1,223,640	1,187,287
Total liabilities, mezzanine equity and stockholders’ equity	$3,412,388	$2,876,307

BRP GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net income (loss)	$14,725	$(13,735)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	63,221	35,795
Change in fair value of contingent consideration	(10,809)	23,163
Share-based compensation expense	26,065	11,921
(Gain) loss on interest rate caps	(25,420)	1,159
Payment of contingent earnout consideration in excess of purchase price accrual	(48,943)	(602)
Amortization of deferred financing costs	3,894	2,301
Other fair value adjustments	369	217
Changes in operating assets and liabilities, net of effect of acquisitions:
Premiums, commissions and fees receivable, net	(97,126)	(58,150)
Prepaid expenses and other current assets	(10,911)	(5,604)
Due to/from related parties	(176)	19
Right-of-use assets	(15,076)	(66,373)
Accounts payable, accrued expenses and other current liabilities	70,282	28,818
Operating lease liabilities	16,992	68,112
Other liabilities	(3,740)	—
Net cash provided by (used in) operating activities	(16,653)	27,041
Cash flows from investing activities:
Cash consideration paid for business combinations, net of cash received	(387,919)	(218,818)
Cash consideration paid for asset acquisitions, net of cash received	(3,356)	(1,575)
Capital expenditures	(15,400)	(3,188)
Investment in business venture	(791)	—
Net cash used in investing activities	(407,466)	(223,581)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock, net of underwriting discounts	—	269,376
Payment of common stock offering costs	—	(1,055)
Payment of contingent earnout consideration up to amount of purchase price accrual	(47,218)	(1,078)
Proceeds from revolving line of credit	512,000	120,000
Payments on revolving line of credit	(20,000)	—
Proceeds from long-term debt	—	97,914
Payments on long-term debt	(6,382)	(2,250)
Payments of debt issuance costs	(1,751)	(693)
Proceeds from the sales and settlements of interest rate caps	19,587	—
Tax distributions to BRP LLC members	(9,393)	—
Purchase of interest rate caps	—	(6,461)
Proceeds from repayment of stockholder notes receivable	156	202
Net cash provided by financing activities	446,999	475,955
Net increase in cash and cash equivalents and restricted cash	22,880	279,415
Cash and cash equivalents and restricted cash at beginning of period	227,737	142,022
Cash and cash equivalents and restricted cash at end of period	$250,617	$421,437

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA Margin, Organic Revenue, Organic Revenue Growth, Adjusted Net Income, Adjusted Diluted Earnings Per Share (“EPS”), Pro Forma Revenue, Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin and adjusted net cash provided by operating activities ("free cash flow") are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for Organic Revenue, Organic Revenue Growth and Pro Forma Revenue), net income (loss) (for Adjusted EBITDA, Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin), net income (loss) attributable to BRP Group, Inc. (for Adjusted Net Income), diluted earnings (loss) per share (for Adjusted Diluted EPS) or net cash provided by (used in) operating activities (for free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to BRP Group, Inc., diluted earnings (loss) per share or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly these measures may not be comparable to similarly titled measures used by other companies.
We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships, severance, and certain non-recurring items, including those related to raising capital. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA Margin is Adjusted EBITDA divided by commissions and fees. Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level. Reconciliation of guidance regarding Adjusted EBITDA margin to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from Adjusted EBITDA, the non-GAAP metric from which Adjusted EBITDA margin is derived; in particular, the measures and effects of share-based compensation expense, transaction-related expenses related to Partnerships, severance, and certain non-recurring costs, including those related to raising capital.
Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools. For example, Adjusted EBITDA and Adjusted EBITDA Margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;

•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.
We calculate Organic Revenue based on commissions and fees for the relevant period by excluding the first twelve months of commissions and fees generated from new Partners. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted to include commissions and fees that were excluded from Organic Revenue in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period. For example, revenues from a Partner acquired on June 1, 2021 are excluded from Organic Revenue for 2021. However, after June 1, 2022, results from June 1, 2021 to December 31, 2021 for such Partners are compared to results from June 1, 2022 to December 31, 2022 for purposes of calculating Organic Revenue Growth in 2022. Organic Revenue Growth is a key metric used by management and our board of directors to assess our financial performance. We believe that Organic Revenue and Organic Revenue Growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
Adjusted Net Income is presented for the purpose of calculating Adjusted Diluted EPS. We define Adjusted Net Income as net income (loss) attributable to BRP Group, Inc. adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance.
Adjusted Diluted EPS measures our per share earnings excluding certain expenses as discussed above and assuming all shares of Class B common stock were exchanged for Class A common stock. Adjusted Diluted EPS is calculated as Adjusted Net Income divided by adjusted dilutive weighted-average shares outstanding. We believe Adjusted Diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
Pro Forma Revenue reflects GAAP revenue (commissions and fees), plus revenue from Partnerships in the unowned periods.
Pro Forma Adjusted EBITDA takes into account Adjusted EBITDA from Partnerships in the unowned periods and eliminates the effects of financing, depreciation and amortization. We define Pro Forma Adjusted EBITDA as pro forma net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships, severance, and certain non-recurring costs, including those related to raising capital. We believe that Pro Forma Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.

Pro Forma Adjusted EBITDA Margin is Pro Forma Adjusted EBITDA divided by Pro Forma Revenue. Pro Forma Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Pro Forma Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Pro Forma Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
We calculate free cash flow because we hold fiduciary cash designated for our Insurance Company partners on behalf of our clients and incur substantial earnout liabilities in conjunction with our Partnership strategy. Free cash flow is calculated as net cash provided by (used in) operating activities excluding: (i) the impact of the change in premiums, commissions and fees receivable, net; (ii) the change in accounts payable, accrued expenses and other current liabilities; and (iii) the payment of contingent earnout consideration in excess of purchase price accrual. We believe that free cash flow is an important financial measure for use in evaluating financial performance because it measures our ability to generate additional cash from our business operations.
Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2022	2021(1)	2022	2021(1)
Commissions and fees	$259,368	$135,556	$734,676	$408,090

Net income (loss)	$(46,707)	$(24,601)	$14,725	$(13,735)
Adjustments to net income (loss):
Amortization expense	23,180	12,596	59,912	33,875
Interest expense, net	20,766	6,940	45,748	18,431
Transaction-related Partnership and integration expenses	12,128	5,556	29,552	11,226
Share-based compensation	8,388	3,834	26,065	11,921
(Gain) loss on interest rate caps	(4,151)	334	(25,420)	1,159
Change in fair value of contingent consideration	21,695	11,341	(10,809)	23,163
Depreciation expense	1,216	753	3,309	1,920
Severance	260	481	1,135	481
Other(2)	5,109	1,951	13,083	4,222
Adjusted EBITDA	$41,884	$19,185	$157,300	$92,663
Adjusted EBITDA Margin	16%	14%	21%	23%
__________
(1)    We revised operating expenses for the three and nine months ended September 30, 2021 to reflect the adoption of Topic 842 as described further in our Quarterly Report on Form 10-Q filed with the SEC on November 7, 2022. This adjustment affected net income (loss) and Adjusted EBITDA values.
(2)    Other addbacks to Adjusted EBITDA include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, remediation efforts, professional fees and litigation costs, and bonuses.

Organic Revenue and Organic Revenue Growth
The following table reconciles Organic Revenue and Organic Revenue Growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2022	2021	2022	2021
Commissions and fees	$259,368	$135,556	$734,676	$408,090
Partnership commissions and fees(1)	(85,638)	(52,673)	(234,601)	(195,781)
Organic Revenue	$173,730	$82,883	$500,075	$212,309
Organic Revenue Growth(2)	$38,014	$16,978	$91,825	$40,907
Organic Revenue Growth %(2)	28%	26%	22%	24%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired Partners.
(2)    Organic Revenue for the three and nine months ended September 30, 2021 used to calculate Organic Revenue Growth for the three and nine months ended September 30, 2022 was $135.7 million and $408.3 million, respectively, which is adjusted to reflect revenues from Partnerships that have reached the twelve-month owned mark during the three and nine months ended September 30, 2022.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles Adjusted Net Income to net income (loss) attributable to BRP Group, Inc. and reconciles Adjusted Diluted EPS to diluted earnings (loss) per share, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2022	2021(1)(2)	2022	2021(1)(2)
Net income (loss) attributable to BRP Group, Inc.	$(24,793)	$(13,212)	$6,718	$(7,999)
Net income (loss) attributable to noncontrolling interests	(21,914)	(11,389)	8,007	(5,736)
Amortization expense	23,180	12,596	59,912	33,875
Transaction-related Partnership and integration expenses	12,128	5,556	29,552	11,226
Share-based compensation	8,388	3,834	26,065	11,921
(Gain) loss on interest rate caps, net of cash settlements	(3,602)	334	(24,871)	1,159
Change in fair value of contingent consideration	21,695	11,341	(10,809)	23,163
Amortization of deferred financing costs	1,420	858	3,894	2,301
Depreciation	1,216	753	3,309	1,920
Severance	260	481	1,135	481
Other(3)	5,109	1,951	13,083	4,222
Adjusted pre-tax income	23,087	13,103	115,995	76,533
Adjusted income taxes(4)	2,286	1,297	11,484	7,577
Adjusted Net Income	$20,801	$11,806	$104,511	$68,956

Weighted-average shares of Class A common stock outstanding - diluted	57,282	46,446	59,895	45,132
Dilutive effect of unvested restricted shares of Class A common stock	3,675	1,818	—	1,737
Exchange of Class B shares(5)	55,151	52,148	55,743	50,521
Adjusted dilutive weighted-average shares outstanding	116,108	100,412	115,638	97,390

Adjusted Diluted EPS	$0.18	$0.12	$0.90	$0.71

Diluted earnings (loss) per share	$(0.43)	$(0.28)	$0.11	$(0.18)
Effect of exchange of Class B shares and net income (loss) attributable to noncontrolling interests per share	0.03	0.03	0.02	0.04
Other adjustments to earnings (loss) per share	0.60	0.38	0.87	0.93
Adjusted income taxes per share	(0.02)	(0.01)	(0.10)	(0.08)
Adjusted Diluted EPS	$0.18	$0.12	$0.90	$0.71
___________
(1)    We revised operating expenses for the three and nine months ended September 30, 2021 to reflect the adoption of Topic 842 as described further in our Quarterly Report on Form 10-Q filed with the SEC on November 7, 2022. This adjustment affected net income (loss) attributable to BRP Group, Inc. and Adjusted Net Income values as well as Adjusted Diluted EPS.
(2)    Calculation was adjusted in the fourth quarter of 2021 to include depreciation. Prior year amounts have been conformed to current year presentation.
(3)    Other addbacks to Adjusted Net Income include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, remediation efforts, professional fees and litigation costs, and bonuses.
(4)    Represents corporate income taxes at assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(5)    Assumes the full exchange of Class B shares for Class A common stock pursuant to the Amended LLC Agreement.

Pro Forma Revenue
The following table reconciles Pro Forma Revenue and Pro Forma Revenue Growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2022	2021	2022	2021
Commissions and fees	$259,368	$135,556	$734,676	$408,090
Revenue for Partnerships in the unowned period(1)	683	2,274	33,768	38,364
Pro Forma Revenue	$260,051	$137,830	$768,444	$446,454
Pro Forma Revenue Growth	$122,221	$71,755	$321,990	$244,494
Pro Forma Revenue Growth %	89%	109%	72%	121%
___________
(1)    The adjustments for the three months ended September 30, 2022 reflect commissions and fees for National Health Plans & Benefits Agency, LLC as if the Company had acquired the Partner on January 1, 2022. The adjustments for the three months ended September 30, 2021 reflect commissions and fees for EBSME, LLC, FounderShield LLC, The Capital Group, LLC and River Oak Risk, LLC as if the Company had acquired the Partners on January 1, 2021. The adjustments for the nine months ended September 30, 2022 reflect commissions and fees for Westwood Insurance Agency, Venture Captive Management, LLC and National Health Plans & Benefits Agency, LLC as if the Company had acquired the Partners on January 1, 2022. The adjustments for the nine months ended September 30, 2021 reflect commissions and fees for LeaseTrack Services LLC/Effective Coverage LLC, Riley Financial, Inc. (operating as “Medicare Help Now”), Tim Altman, Inc. (operating as “Only Medicare Solutions”), Seniors’ Insurance Services of Washington, Inc., Mid-Continent Companies, Ltd., RogersGray, Inc., EBSME, LLC, FounderShield LLC, The Capital Group, LLC and River Oak Risk, LLC as if the Company had acquired the Partners on January 1, 2021. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin
The following table reconciles Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2022	2021(1)	2022	2021(1)
Pro Forma Revenue	$260,051	$137,830	$768,444	$446,454

Net income (loss)	(46,707)	(24,601)	14,725	(13,735)
Net income (loss) for Partnerships in the unowned period(2)	574	(90)	(2,756)	2,570
Pro Forma Net Income (Loss)	(46,133)	(24,691)	11,969	(11,165)
Adjustments to Pro Forma Net Income (Loss):
Amortization expense	23,225	12,905	66,762	38,866
Interest expense, net	20,168	7,271	48,101	19,223
Transaction-related Partnership and integration expenses	12,128	5,556	29,552	11,226
Share-based compensation	8,388	3,834	26,065	11,921
(Gain) loss on interest rate caps	(4,151)	334	(25,420)	1,159
Change in fair value of contingent consideration	21,695	11,341	(10,809)	23,163
Depreciation expense	1,216	753	3,309	1,920
Severance	260	481	1,135	481
Other	5,109	1,951	13,083	4,222
Pro Forma Adjusted EBITDA	$41,905	$19,735	$163,747	$101,016
Pro Forma Adjusted EBITDA Margin	16%	14%	21%	23%
___________
(1)    We revised operating expenses for the three and nine months ended September 30, 2021 to reflect the adoption of Topic 842 as described further in our Quarterly Report on Form 10-Q filed with the SEC on November 7, 2022. This adjustment affected net income (loss) and Pro Forma Adjusted EBITDA values as well as Pro Forma Adjusted EBITDA Margin.
(2)    The adjustments for the three months ended September 30, 2022 reflect net income (loss) for National Health Plans & Benefits Agency, LLC as if the Company had acquired the Partner on January 1, 2022. The adjustments for the three months ended September 30, 2021 reflect net income (loss) for EBSME, LLC, FounderShield LLC, The Capital Group, LLC and River Oak Risk, LLC as if the Company had acquired the Partners on January 1, 2021. The adjustments for the nine months ended September 30, 2022 reflect net income (loss) for Westwood Insurance Agency, Venture Captive Management, LLC and National Health Plans & Benefits Agency, LLC as if the Company had acquired the Partners on January 1, 2022.The adjustments for the nine months ended September 30, 2021 reflect net income (loss) for LeaseTrack Services LLC/Effective Coverage LLC, Riley Financial, Inc. (operating as “Medicare Help Now”), Tim Altman, Inc. (operating as “Only Medicare Solutions”), Seniors’ Insurance Services of Washington, Inc., Mid-Continent Companies, Ltd., RogersGray, Inc., EBSME, LLC, FounderShield LLC, The Capital Group, LLC and River Oak Risk, LLC as if the Company had acquired the Partners on January 1, 2021. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

Adjusted Net Cash Provided by Operating Activities ("Free Cash Flow")
The following table reconciles free cash flow to net cash provided by (used in) operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Nine Months Ended September 30,
(in thousands)	2022	2021
Net cash provided by (used in) operating activities	$(16,653)	$27,041
Adjustments to net cash provided by (used in) operating activities:
Change in premiums, commissions and fees receivable	97,126	58,150
Change in accounts payable, accrued expenses and other current liabilities	(70,282)	(28,818)
Payment of contingent earnout in excess of purchase price accrual	48,943	602
Free cash flow	$59,134	$56,975

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Amended LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of Baldwin Risk Partners, LLC, as amended
Clients	Our insureds
Colleagues	Our employees
GAAP	Accounting principles generally accepted in the United States of America
Partners	Companies that we have acquired, or in the case of asset acquisitions, the producers
Partnerships	Strategic acquisitions made by the Company
SEC	U.S. Securities and Exchange Commission
Topic 842	Accounting Standards Codification Topic 842, Leases